Exhibit 99.1
N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE
DECEMBER 5, 2008

CONTACTS:
JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763 jeff.mobley@chk.com	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232 marc.rowland@chk.com

CHESAPEAKE ENERGY CORPORATION SCHEDULES CONFERENCE CALL TO
DISCUSS UPDATED FINANCIAL AND OPERATIONAL PLANS THROUGH 2010

OKLAHOMA CITY, OK, DECEMBER 5, 2008 – Chesapeake Energy Corporation (NYSE:CHK) today announced plans to hold a conference call to discuss updated financial and operational plans through 2010 that will include a reduced capital expenditure budget and details of Chesapeake’s plans for building substantial cash resources over the next two years.

The conference call is scheduled for Monday morning, December 8, 2008, at 9:00 a.m. EST.  The telephone number to access the conference call is 913-312-1236 or toll-free
888-211-7383.  The passcode for the call is 1193464.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 2:00 p.m. EST on December 8, 2008 through midnight EST on December 22, 2008.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112. The passcode for the replay is 1193464.  The conference call will also be webcast live on the Internet and can be accessed by going to Chesapeake’s website at www.chk.com and selecting the “News & Events” section.  The webcast of the conference call will be available on our website for one year.

Chesapeake Energy Corporation is the largest producer of natural gas in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Fort Worth Barnett Shale, Fayetteville Shale, Haynesville Shale, Marcellus Shale, Mid-Continent, Appalachian Basin, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast and Ark-La-Tex regions of the United States. Further information is available at www.chk.com.